Exhibit 99.1

PerkinElmer Announces Financial Results for the First Quarter of 2018

  First Quarter 2018 GAAP revenue growth of 25% to $644 million; 6% organic revenue growth
  First Quarter 2018 GAAP earnings per share from continuing operations of $0.23; Adjusted earnings per share of $0.63, an increase of 15%
  Raises FY 2018 Guidance

WALTHAM, Mass.--(BUSINESS WIRE)--April 30, 2018--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the first quarter ended April 1, 2018.

The Company reported GAAP earnings per share from continuing operations of $0.23, as compared to GAAP earnings per share from continuing operations of $0.33 in the first quarter of 2017. GAAP revenue for the quarter was $644.0 million, as compared to $514.1 million in the first quarter of 2017. GAAP operating income from continuing operations for the quarter was $39.9 million, as compared to $49.8 million in the first quarter of 2017. GAAP operating profit margin was 6.2% as a percentage of revenue.

Adjusted earnings per share from continuing operations for the quarter was $0.63, as compared to $0.55 in the first quarter of 2017. Adjusted revenue for the quarter was $644.2 million, as compared to $514.3 million in the first quarter of 2017. Adjusted operating income from continuing operations for the quarter was $95.9 million, as compared to $82.3 million for the same period a year ago. Adjusted operating profit margin was 14.9% as a percentage of adjusted revenue.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We are off to a very good start in 2018, as we delivered strong revenue and adjusted earnings per share growth in the first quarter,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “In recognition of both the progress made in the first quarter and the continuing opportunities available to us, we are confident in raising both our revenue and adjusted earnings per share guidance for the year.”

Financial Overview by Reporting Segment for the First Quarter of 2018

Discovery & Analytical Solutions

  Revenue was $396.5 million, as compared to $361.8 million for the first quarter of 2017. Reported revenue increased 10% and organic revenue increased 5%.
  Operating income from continuing operations was $36.2 million, as compared to operating income of $30.2 million for the comparable prior period.
  Adjusted operating income was $57.8 million, as compared to $50.7 million in the first quarter of 2017.

Diagnostics

  Revenue was $247.5 million, as compared to $152.4 million for the first quarter of 2017. Reported revenue increased 62% and organic revenue increased 7%.
  Operating income from continuing operations was $18.4 million, as compared to operating income of $32.7 million for the comparable prior period.
  Adjusted operating income was $52.7 million, as compared to $44.7 million in the first quarter of 2017.

Raises Financial Guidance – Full Year 2018

For the full year 2018, the Company previously forecast GAAP earnings per share from continuing operations of $2.28 and, on a non-GAAP basis, adjusted earnings per share of $3.50. The Company now forecasts GAAP earnings per share from continuing operations of $2.25 and, on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $3.60.

Conference Call Information

The Company will discuss its first quarter results and its outlook for business trends in a conference call on April 30, 2018 at 5:00 p.m. Eastern Time. To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 3478837.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses such as EUROIMMUN and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the United Kingdom’s intention to withdraw from the European Union; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent annual report on Form 10-K and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.3 billion in 2017, has about 11,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended
(In thousands, except per share data)	April 1, 2018	April 2, 2017

Revenue	$643,972	$514,115

Cost of revenue	351,750	274,359
Selling, general and administrative expenses	199,725	147,008
Research and development expenses	45,984	33,286
Restructuring and contract termination charges, net	6,578	9,651

Operating income from continuing operations	39,935	49,811

Interest income	(265)	(220)
Interest expense	17,650	10,864
Other (income) expense, net	(5,955)	(816)

Income from continuing operations, before income taxes	28,505	39,983

Provision for income taxes	2,470	3,921

Income from continuing operations	26,035	36,062

Income from discontinued operations, before income taxes	-	3,759
Provision for income taxes on discontinued operations and dispositions	11	1,218

(Loss) income from discontinued operations and dispositions	(11)	2,541

Net income	$26,024	$38,603

Diluted earnings per share:
Income from continuing operations	$0.23	$0.33

(Loss) income from discontinued operations and dispositions	(0.00)	0.02

Net income	$0.23	$0.35

Weighted average diluted shares of common stock outstanding	111,330	110,204

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.23	$0.33
Amortization of intangible assets	0.30	0.15
Purchase accounting adjustments	0.09	0.03
Significant litigation matters	0.04	-
Acquisition and divestiture-related expenses	0.02	0.03
Restructuring and contract termination charges	0.06	0.09
Tax on above items	(0.12)	(0.08)
Impact of tax act	0.01	-
Adjusted EPS	$0.63	$0.55

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended
(In thousands, except percentages)		April 1, 2018	April 2, 2017

DAS	Reported revenue	$396,525	$361,760

	Reported operating income from continued operations	36,197	30,222
	OP%	9.1%	8.4%
	Amortization of intangible assets	11,711	12,250
	Purchase accounting adjustments	15	16
	Acquisition and divestiture-related expenses	38	238
	Significant litigation matters	4,185	-
	Restructuring and contract termination charges, net	5,676	7,987
	Adjusted operating income	57,822	50,713
	Adjusted OP%	14.6%	14.0%

Diagnostics	Reported revenue	247,447	152,355
	Purchase accounting adjustments	187	185
	Adjusted revenue	247,634	152,540

	Reported operating income from continued operations	18,394	32,716
	OP%	7.4%	21.5%
	Amortization of intangible assets	21,189	4,796
	Purchase accounting adjustments	9,528	3,187
	Acquisition and divestiture-related expenses	2,535	2,358
	Significant litigation matters	150	-
	Restructuring and contract termination charges, net	902	1,664
	Adjusted operating income	52,698	44,721
	Adjusted OP%	21.3%	29.3%

Corporate	Reported operating loss	(14,656)	(13,127)

Continuing Operations	Reported revenue	$643,972	$514,115
	Purchase accounting adjustments	187	185
	Adjusted revenue	644,159	514,300

	Reported operating income from continued operations	39,935	49,811
	OP%	6.2%	9.7%
	Amortization of intangible assets	32,900	17,046
	Purchase accounting adjustments	9,543	3,203
	Acquisition and divestiture-related expenses	2,573	2,596
	Significant litigation matters	4,335	-
	Restructuring and contract termination charges, net	6,578	9,651
	Adjusted operating income	$95,864	$82,307
	Adjusted OP%	14.9%	16.0%

ABOVE PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	April 1, 2018	December 31, 2017

Current assets:
Cash and cash equivalents	$180,800	$202,134
Accounts receivable, net	575,740	552,304
Inventories	374,808	351,675
Other current assets	102,656	93,842
Total current assets	1,234,004	1,199,955

Property, plant and equipment:
At cost	654,942	630,919
Accumulated depreciation	(347,708)	(332,853)
Property, plant and equipment, net	307,234	298,066
Intangible assets, net	1,334,566	1,346,940
Goodwill	2,997,851	3,002,198
Other assets, net	252,531	244,304
Total assets	$6,126,186	$6,091,463

Current liabilities:
Current portion of long-term debt	$217,751	$217,306
Accounts payable	215,404	222,093
Accrued restructuring and contract termination charges	12,445	8,759
Accrued expenses and other current liabilities	478,230	500,642
Current liabilities of discontinued operations	2,154	2,102
Total current liabilities	925,984	950,902

Long-term debt	1,859,698	1,788,803
Long-term liabilities	785,252	848,570
Total liabilities	3,570,934	3,588,275

Total stockholders' equity	2,555,252	2,503,188
Total liabilities and stockholders' equity	$6,126,186	$6,091,463

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	April 1, 2018	April 2, 2017
	(In thousands)

Operating activities:
Net income	$26,024	$38,603
Loss (gain) from discontinued operations and dispositions, net of income taxes	11	(2,541)
Income from continuing operations	26,035	36,062
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	5,332	4,926
Restructuring and contract termination charges, net	6,578	9,651
Depreciation and amortization	44,453	24,747
Change in fair value of contingent consideration	117	811
Amortization of deferred debt financing costs and accretion of discounts	615	585
Amortization of acquired inventory revaluation	9,208	2,176
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(10,280)	25,093
Inventories	(25,028)	(6,837)
Accounts payable	(10,026)	(13,883)
Accrued expenses and other	(61,562)	(42,129)
Net cash (used in) provided by operating activities of continuing operations	(14,558)	41,202
Net cash provided by operating activities of discontinued operations	-	12,534
Net cash (used in) provided by operating activities	(14,558)	53,736

Investing activities:
Capital expenditures	(22,652)	(5,981)
Proceeds from surrender of life insurance policies	72	-
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(1,087)	(123,578)
Net cash used in investing activities of continuing operations	(23,667)	(129,559)
Net cash used in investing activities of discontinued operations	-	(280)
Net cash used in investing activities	(23,667)	(129,839)

Financing Activities:
Payments on borrowings	(147,000)	(145,950)
Proceeds from borrowings	204,000	146,952
Settlement of cash flow hedges	(36,169)	(1,569)
Net payments on other credit facilities	(3,008)	(287)
Payments for acquisition-related contingent consideration	-	(8,940)
Proceeds from issuance of common stock under stock plans	7,468	4,627
Purchases of common stock	(4,555)	(3,127)
Dividends paid	(7,727)	(7,673)
Net cash provided by (used in) financing activities of continuing operations	13,009	(15,967)
Net cash used in financing activities of discontinued operations	-	(214)
Net cash provided by (used in) financing activities	13,009	(16,181)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,850	6,345

Net decrease in cash, cash equivalents, and restricted cash	(21,366)	(85,939)
Cash, cash equivalents, and restricted cash at beginning of period	202,371	376,568
Cash, cash equivalents, and restricted cash at end of period	$181,005	$290,629

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$180,800	288,329
Restricted cash included in other current assets	205	2,300
Total cash, cash equivalents and restricted cash	$181,005	$290,629

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	April 1, 2018		April 2, 2017

Adjusted revenue:
Revenue	$644.0		$514.1
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$644.2		$514.3

Adjusted gross margin:
Gross margin	$292.2	45.4%	$239.8	46.6%
Amortization of intangible assets	11.7	1.8%	7.0	1.4%
Purchase accounting adjustments	9.4	1.5%	2.4	0.5%
Adjusted gross margin	$313.3	48.6%	$249.1	48.4%

Adjusted SG&A:
SG&A	$199.7	31.0%	$147.0	28.6%
Amortization of intangible assets	(21.1)	-3.3%	(10.0)	-2.0%
Purchase accounting adjustments	(0.1)	0.0%	(0.8)	-0.2%
Acquisition and divestiture related expenses	(2.6)	-0.4%	(2.6)	-0.5%
Significant litigation matters	(4.3)	-0.7%	-	0.0%
Adjusted SG&A	$171.6	26.6%	$133.6	26.0%

Adjusted R&D:
R&D	$46.0	7.1%	$33.3	6.5%
Amortization of intangible assets	(0.1)	0.0%	(0.0)	0.0%
Adjusted R&D	$45.9	7.1%	$33.3	6.5%

Adjusted operating income:
Operating income	$39.9	6.2%	$49.8	9.7%
Amortization of intangible assets	32.9	5.1%	17.0	3.3%
Purchase accounting adjustments	9.5	1.5%	3.2	0.6%
Acquisition and divestiture-related expenses	2.6	0.4%	2.6	0.5%
Significant litigation matters	4.3	0.7%	-	0.0%
Restructuring and contract termination charges, net	6.6	1.0%	9.7	1.9%
Adjusted operating income	$95.9	14.9%	$82.3	16.0%

	PKI
	Three Months Ended
	April 1, 2018		April 2, 2017

Adjusted EPS:
GAAP EPS	$0.23		$0.35
Discontinued operations, net of income taxes	(0.00)		0.02
GAAP EPS from continuing operations	0.23		0.33
Amortization of intangible assets	0.30		0.15
Purchase accounting adjustments	0.09		0.03
Significant litigation matters	0.04		-
Acquisition and divestiture-related expenses	0.02		0.03
Restructuring and contract termination charges	0.06		0.09
Tax on above items	(0.12)		(0.08)
Impact of tax act	0.01		-
Adjusted EPS	$0.63		$0.55

	PKI
			Twelve Months Ended December 30, 2018
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$ 2.25
Amortization of intangible assets			1.22
Purchase accounting adjustments			0.24
Significant litigation matters			0.04
Acquisition and divestiture-related expenses			0.12
Restructuring and contract termination charges			0.06
Tax on above items			(0.34)
Impact of tax act			0.01
Adjusted EPS			$ 3.60

	DAS
	Three Months Ended
	April 1, 2018		April 2, 2017

Revenue	$396.5		$361.8

Adjusted operating income:
Operating income	$36.2	9.1%	$30.2	8.4%
Amortization of intangible assets	11.7	3.0%	12.3	3.4%
Purchase accounting adjustments	0.0	0.0%	0.0	0.0%
Acquisition and divestiture-related expenses	0.0	0.0%	0.2	0.1%
Significant litigation matters	4.2	1.1%	-	0.0%
Restructuring and contract termination charges, net	5.7	1.4%	8.0	2.2%
Adjusted operating income	$57.8	14.6%	$50.7	14.0%

	Diagnostics
	Three Months Ended
	April 1, 2018		April 2, 2017

Adjusted revenue:
Revenue	$247.4		$152.4
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$247.6		$152.5

Adjusted operating income:
Operating income	$18.4	7.4%	$32.7	21.5%
Amortization of intangible assets	21.2	8.6%	4.8	3.1%
Purchase accounting adjustments	9.5	3.9%	3.2	2.1%
Acquisition and divestiture-related expenses	2.5	1.0%	2.4	1.5%
Restructuring and contract termination charges, net	0.9	0.4%	1.7	1.1%
Adjusted operating income	$52.7	21.3%	$44.7	29.3%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended April 1, 2018
Organic revenue growth:
Reported revenue growth	25%
Less: effect of foreign exchange rates	5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	14%
Organic revenue growth	6%

DAS
Three Months Ended April 1, 2018
Organic revenue growth:
Reported revenue growth	10%
Less: effect of foreign exchange rates	5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	5%

Diagnostics
Three Months Ended April 1, 2018
Organic revenue growth:
Reported revenue growth	62%
Less: effect of foreign exchange rates	5%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	50%
Organic revenue growth	7%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and including acquisitions growth from the comparable prior period, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incurred expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incurred expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com